                                                                    EXHIBIT 10.8

                      EXECUTIVE SALARY CONTINUATION PLAN
                      ----------------------------------

ELIGIBILITY         All Vice Presidents of Korn/Ferry International
-----------

EFFECTIVE DATE      May 1, 1974
--------------

DESCRIPTION OF PLAN
-------------------

                    The Executive Salary Continuation Plan will pay Korn/Ferry
                        ----------------------------------
                    Vice Presidents a partial salary of $7,000 per year for the five year period following retirement totalling $35,000 in
                                                                     ------
                    additional compensation to supplement Social Security and the existing Profit Sharing Plan.

                    In the event of the death of a Vice President before retirement, this plan provides that the Vice President's family will be kept on the Korn/Ferry payroll for a ten year period, paying $10,000 to the family per year, a benefit which totals $100,000.

                    This Salary Continuation Plan is provided in lieu of the existing Excess Group Life Insurance Plan, which provides a $50,000 death benefit in the event of death before retirement and has no post-retirement benefits.


SIGNIFICANCE TO PARTICIPANT
---------------------------

                    A.   Current Benefits
                         ----------------

                         Korn/Ferry Vice Presidents will no longer incur the tax burden they currently realize due to the taxable income (economic benefit) they now report under the Group plan. This will amount to a savings of $6,735 (or $337 per year) in taxes for an executive who is age 45 and works until retirement.

                    B.   Deferred Benefits
                         -----------------

                         Since the Korn/Ferry Vice President will receive $35,000 in cash at retirement, this entire amount is an increase over the existing plan.

                    Assuming a 45 year old executive is in the 40% marginal tax bracket ($22,000 of taxable income) he would have to earn an additional $1,270 per year and invest it at 8% gross rate of return in order to equal the after-tax amount of the Salary Continuation benefit at retirement.

               C.   Estate and Family Benefits
                    --------------------------

                    As mentioned earlier, the executive's family will receive $10,000 per year for a 10-year period in the event of death before retirement.

                    The family may elect to take the commuted present value in a lump sum if desired, although income tax considerations may make this choice an undesirable one.

FUNDING
-------

               Funding for this plan will be provided through insurance contracts purchased by and owned by Korn/Ferry International on the lives of participating officers. This will insure the monies necessary to provide the plan benefits.

VESTING
-------

               No benefits are vested and in the event of termination before retirement, no benefits will be payable.

QUALIFICATION
-------------

               It is necessary for each participating executive to provide the necessary medical information to the insurance carrier for the insurance contracts to be issued. The existing group insurance plan will remain in force until the new coverage becomes
                    --------------------
               effective.

               You will be contacted directly about the necessary data.

AGREEMENTS
----------

               Plan specifications will be elaborated on in a separate Salary Continuation Agreement which you will receive shortly.

COSTS
-----

               The entire cost of the plan will be borne by Korn/Ferry International and you will have no tax liability during your working years.

TAXATION
--------

               All plan benefits will be taxable income to the recipients as received.

OTHER CONSIDERATIONS
--------------------

               This Plan in no way effects the $70,000 Basic Group Life Insurance coverage for each Vice President which will remain in force. Only the Excess Group Life is being replaced.